SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported                 August 23, 2006

ETHANEX ENERGY, INC.
(formerly New Inverness Explorations, Inc.)
(Exact name of Registrant as specified in its charter)

Nevada	333-129810	Pending
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

29 Otter Avenue, Box 634 Manitouwadge, Ontario P0T 2C0, Canada
(Address of principal executive offices) (Zip Code)

702-562-4091

(Registrant’s Telephone Number, Including Area Code)

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Information

Item 8.01. Other Information

On August 21, 2006, the Registrant filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada changing its name from New Inverness Explorations, Inc. to Ethanex Energy, Inc.

The Registrant is currently engaged in discussions with Ethanex Energy North America, Inc. regarding the possibility of a reverse triangular merger (the “Merger”) involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the Merger. The Registrant, with the permission of Ethanex Energy North America, changed its name to facilitate these discussions.

The Amendment was approved unanimously by the Registrant’s Board of Directors and by the vote of more than a majority of the Registrant’s common stock.

(c) Exhibits:

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Articles of Incorporation, filed July 20, 2006

3.2	Certificate of Amendment to Articles of Incorporation, filed August 21, 2006

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ethanex Energy, Inc.

Date: August 23, 2006	By:	/s/ Amanda Lamothe
Amanda Lamothe
Chief Executive Officer